Partners Balanced Trust


                                 Common Shares
                               ($.001 Par Value)


                            DEALER GROUP AGREEMENT


                                   [ ], 2003

                            DEALER GROUP AGREEMENT


                                                           [ ], 2003


UBS Warburg LLC,
as Managing Dealer
299 Park Avenue
New York, New York 10171-0026

Ladies and Gentlemen:

         Partners Balanced Trust, a Delaware statutory trust (the "Trust"), has entered into a distribution agreement with BlackRock Distributors, Inc., a Delaware corporation (the "Distributor"), dated [ ], 2003 (the "Distribution Agreement"), whereby the Distributor shall act as the Trust's principal underwriter for the distribution of common shares of beneficial interest $0.001 par value (the "Shares") of the Trust. The Shares shall be offered through a group of dealers selected by UBS Warburg LLC. UBS Warburg LLC (the "Managing Dealer") is acting under this Agreement on behalf of itself and each of the dealers named in Schedule A hereto (each a "Dealer" and, together with the Managing Dealer, the "Dealers"). Each dealer has entered into a selected dealer agreement (each a "Dealer Agreement" and, collectively the "Dealer Agreements") with the Distributor. The Shares are described in the Prospectus which is referred to below.

         The Trust has filed with the Securities and Exchange Commission (the "Commission"), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively called the "Act"), and with the provisions of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively called the "Investment Company Act"), a registration statement on Form N-2 (File Nos. 333-102195 and 811-21270), including a prospectus and a statement of additional information, relating to the Shares. The Trust has furnished to you, for use by the Dealers, copies of one or more preliminary prospectuses (including a preliminary statement of additional information) (each thereof, including such preliminary statement of additional information, being herein called a "Preliminary Prospectus") relating to the Shares. Except where the context otherwise requires, the registration statement, as amended when it becomes effective (the "Effective Date"), including all documents filed as a part thereof, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 497 under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act is herein called the "Registration Statement," and the prospectus (including the statement of additional information), in the form filed by the Trust with the Commission pursuant to Rule 497 under the Act or, if no such filing is required, the form of final prospectus (including the form of final statement of additional information) included in the Registration Statement at the time it became effective, is herein called the "Prospectus". Any registration statement filed pursuant to Rule 462(b) of the Act is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. In addition, the Trust has filed a Notification of Registration on Form N-8A (the "Notification") pursuant to Section 8 of the Investment Company Act.

         BlackRock Advisors, Inc. ("BAI") acts as the Trust's investment adviser pursuant to an Investment Management Agreement by and between the Trust and BAI, dated as of [ ], 2003 (the "Management Agreement"). BlackRock Financial Management, Inc. ("BFM") and Wellington Management Company, LLP ("WMC") each act as an investment sub-adviser to the Trust pursuant to Sub-Investment Advisory Agreements with BAI, as accepted and agreed to by the Trust, each dated as of [ ], 2003 (each a "Sub-Advisory Agreement" and, collectively, the "Sub-Advisory Agreements"). BAI, BFM and WMC are each an "Adviser", and together, the "Advisers". State Street Bank and Trust Company acts as the custodian (the "Custodian") of the Trust's cash and portfolio assets pursuant to a Custodian Agreement, dated as of [ ], 2003 (the "Custodian Agreement"). [ ] acts as the Trust's transfer agent, registrar, shareholder servicing agent and dividend disbursing agent with respect to the common shares of the Trust (the "Transfer Agent") pursuant to a Transfer Agent and Service Agreement, dated as of [ ], 2003 (the "Transfer Agency Agreement").

         The Trust, the Advisers, the Distributor and the Dealers agree as follows:

         1. Sale of Shares. Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Shares shall be offered to the public during an initial offering period that commences on [ ], 2003 and shall terminate on [ ], 2003 (the "Initial Offering Period"). Sales of Shares during the Initial Offering Period shall be limited to an aggregate value of approximately $[ ]. In connection with the Initial Offering Period, the Trust agrees to pay to the Dealers a commission of up to $[ ] per Share determined as set forth in the Prospectus. The Trust also agrees to pay to the Managing Dealer a commission of up to $[ ] per Share, which commission the Managing Director shall pay to certain Dealers.

         2. Payment and Delivery. The closing shall take place at the offices of [ ], at 10:00A.M., New York City time, on [ ], 2003 (unless another time and place shall be agreed to by you and the Trust) (the "Scheduled Closing Time"). The time at which payment and delivery are actually made is hereinafter sometimes called the "Time of Purchase" or the "Closing Date." Certificates for the Shares shall be registered in such names and in such denominations as you shall specify in accordance with the procedures of National Securities Clearance Corporation ("NSCC"). Delivery to the [Dealers] of and the payment to the Trust for the Shares shall be made by means of the NSCC Fund Settlement, Entry and Registration Verification (FUND/SERV) System (or by another mutually agreeable means) and shall be effected by the settlement trade details that are transmitted to the NSCC by the Trust [and each Dealer] on the [Purchase Date] in accordance with the procedures of the NSCC.

         3. Representations and Warranties of the Trust and the Advisers.

               (a) The Trust and the Advisers jointly and severally represent and warrant to each of the Dealers as of the date hereof and as of the Closing Date referred to in Section 2 hereof, and agree with each Dealer, as follows:

                      (i) Each of the Registration Statement and any Rule
               462(b) Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Act, or order of suspension or revocation of registration pursuant to Section 8(e) of the Investment Company Act, and no proceedings for any such purpose have been instituted or are pending or, to the knowledge of the Trust or the Advisers, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                      At the respective times the Registration Statement, any
               Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at any Closing Date, the Registration Statement, the Rule 462(b) Registration Statement, the Notification and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Act and the Investment Company Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement and Prospectus (and any amendment and supplement to either of them made in reliance upon and in conformity with information relating to any Dealer furnished by or on behalf of any Dealer). Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at any Closing Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement and Prospectus (and any amendment and supplement to either of them made in reliance upon and in conformity with information relating to any Dealer furnished by or on behalf of any Dealer). If Rule 434 of the Act is used, the Trust will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different", as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective.

                      Each preliminary prospectus and the prospectus filed as
               part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 497 under the Act, complied when so filed in all material respects with the Rules and Regulations and each preliminary prospectus and the Prospectus delivered to the Dealers for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T.

                      If a Rule 462(b) Registration Statement is required in
               connection with the offering and sale of the Shares, the Trust has complied or will comply with the requirements of Rule 111 under the Act relating to the payment of filing fees thereof.

                      (ii) The accountants who certified the statement of
               assets and liabilities included in the Registration Statement have advised the Trust that they are independent public accountants as required by the Act.

                      (iii) The statement of assets and liabilities included
               in the Registration Statement and the Prospectus, together with the related notes, presents fairly the financial position of the Trust at the date indicated; said statement has been prepared in conformity with generally accepted accounting principles ("GAAP").

                      (iv) To the extent estimated or projected, such
               estimates or projections set forth in the Prospectus in the Fee Table are reasonably believed to be attainable in all material respects and are reasonably based.

                      (v) Since the respective dates as of which information
               is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Trust, other than those in the ordinary course of business, which are material with respect to the Trust, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Trust on any class of its capital stock.

                      (vi) The Trust has been duly organized and is validly
               existing as a statutory trust in good standing under the laws of the State of Delaware and has statutory trust power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Trust is duly qualified as a foreign business trust to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                      (vii) The Trust has no subsidiaries.

                      (viii) The Trust is duly registered with the Commission
               under the Investment Company Act as a closed-end diversified management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or threatened by the Commission.

                      (ix) No person is serving or acting as an officer,
               trustee or investment adviser of the Trust except in accordance with the provisions of the Investment Company Act and the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder, (the "Advisers Act"). Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement to either of them), no trustee of the Trust is an "interested person" (as defined in the Investment Company Act) of the Trust or an "affiliated person" (as defined in the Investment Company Act) of any Dealer.

                      (x) The authorized, issued and outstanding common shares
               of beneficial interest of the Trust is as set forth in the Prospectus as of the date thereof under the caption "Description of Shares." All issued and outstanding common shares of beneficial interest of the Trust have been duly authorized and validly issued and are fully paid and non-assessable, except as provided for in the Trust's declaration of trust, and have been offered and sold by the Trust in compliance with all applicable laws (including, without limitation, federal and state securities laws); none of the outstanding common shares of beneficial interest of the Trust was issued in violation of the preemptive or other similar rights of any securityholder of the Trust.

                      (xi) The Shares to be offered during the Initial
               Offering Period have been duly authorized for issuance and sale and, when issued and delivered by the Trust against payment of the consideration set forth in the Prospectus, will be validly issued and fully paid and non-assessable, except as provided for in the Trust's declaration of trust. The Shares conform in all material respects to all statements relating thereto contained in the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; no holder of the Shares will be subject to personal liability by reason of being such a holder; and the issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Trust.

                      (xii) The Trust is not in violation of its declaration
               of trust or by-laws, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of the property or assets of the Trust is subject (collectively, "Agreements and Instruments") except for such violations or defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Management Agreement, the Sub-Advisory Agreements, the Custodian Agreement, the Transfer Agency Agreement and the Distribution Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Trust with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the declaration of trust or by-laws of the Trust or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Trust or any of its assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Trust.

                      (xiii) There is no action, suit, proceeding, inquiry or
               investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Trust or the Advisers, threatened, against or affecting the Trust, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Trust or the consummation of the transactions contemplated in this Agreement or the performance by the Trust of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Trust is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                      (xiv) There are no contracts or documents which are
               required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto by the Act or the Investment Company Act which have not been so described and filed as required.

                      (xv) The Trust owns or possesses, or can acquire on
               reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by the Trust, and the Trust has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Trust therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect; provided that the Trust's right to use the name "BlackRock" is limited as set forth in Section 16 of the Management Agreement.

                      (xvi) No filing with, or authorization, approval,
               consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Trust of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Act, the Investment Company Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or state securities laws and except where the absence of such filing with, authorization, approval, consent, license, order, registration, qualification or decree would not, singly or in the aggregate, have a Material Adverse Effect.

                      (xvii) The Trust possesses such permits, licenses,
               approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to operate its properties and to conduct the business as contemplated in the Prospectus; the Trust is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and the Trust has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                      (xviii) Any advertising, sales literature or other
               promotional material (including "prospectus wrappers", "broker kits," "road show slides" and "road show scripts") authorized in writing by or prepared by the Trust or the Advisers used in connection with the public offering of the Shares (collectively, "sales material"), when read together with the Prospectus, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Moreover, all sales material complied and will comply in all material respects with the applicable requirements of the Act, the Investment Company Act and the rules and interpretations of the National Association of Securities Dealers, Inc. ("NASD").

                      (xix) The Trust intends to direct the investment of the
               proceeds of the offering described in the Registration Statement in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended ("Subchapter M of the Code" and the "Code," respectively), and intends to qualify as a regulated investment company under Subchapter M of the Code.

                      (xx) This Agreement, the Management Agreement, the
               Sub-Advisory Agreements, the Custodian Agreement, the Transfer Agency Agreement and the Distribution Agreement have each been duly authorized by all requisite action on the part of the Trust, executed and delivered by the Trust, as of the dates noted therein, and each complies with all applicable provisions of the Investment Company Act. Assuming due authorization, execution and delivery by the other parties thereto with respect to the Custodian Agreement and the Transfer Agency Agreement, each of the Management Agreement, the Sub-Advisory Agreements, the Custodian Agreement, the Transfer Agency Agreement and the Distribution Agreement constitutes a valid and binding agreement of the Trust, enforceable against the Trust in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law).

                      (xxi) There are no persons with registration rights or
               other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Trust under the Act.

               (b) The Advisers represent and warrant to each Dealer as of the date hereof and as of the Closing Date referred to in Section 2 hereof as follows:

                      (i) Each of BAI and BFM has been duly organized and is
               validly existing and in good standing as a corporation under the laws of the State of Delaware, and WMC has been duly organized and is validly existing and in good standing as a limited liability partnership under the laws of the Commonwealth of Massachusetts, and each of BAI and BFM has full corporate power and authority, and WMC has full power and authority, to own, lease and operate its properties and to conduct its business as described in the Prospectus and each is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required.

                      (ii) Each of Advisers is duly registered and in good
               standing with the Commission as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the Investment Company Act, or the rules and regulations under such acts, from acting under the Management Agreement, the Sub-Advisory Agreements for the Trust as contemplated by the Prospectus.

                      (iii) The description of each Adviser in the
               Registration Statement and the Prospectus (and any amendment or supplement to either of them) complied and comply in all material respects with the provisions of the Act, the Investment Company Act and the Advisers Act and is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                      (iv) Each of the Advisers has the financial resources
               available to it necessary for the performance of its services and obligations as contemplated in the Prospectus, this Agreement and under the respective Management Agreement and Sub-Advisory Agreements to which it is a party.

                      (v) This Agreement, the Management Agreement, the
               Sub-Advisory Agreements and the Corporate Advisory Agreement, by and between UBS Warburg LLC, BAI and WMC (the "Corporate Advisory Agreement"), have each been duly authorized, executed and delivered by each respective Adviser, and the Management Agreement, assuming due authorization, execution and delivery by the other parties thereto, the Sub-Advisory Agreements and the Corporate Advisory Agreement each constitute a valid and binding obligation of each respective Adviser, enforceable against each respective Adviser in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law); and neither the execution and delivery of this Agreement, the Management Agreement, the Sub-Advisory Agreements or the Corporate Advisory Agreement nor the performance by either of the Advisers of its obligations hereunder or thereunder will conflict with, or result in a breach of any of the terms and provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under, any agreement or instrument to which either Adviser is a party or by which it is bound, the certificate of incorporation, the by-laws or other organizational documents of each of the Advisers, or to each Adviser's knowledge, by any law, order, decree, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Advisers or their respective properties or operations; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Advisers of the transactions contemplated by this Agreement, the Management Agreement, the Sub-Advisory Agreements or the Corporate Advisory Agreement, except as have been obtained or may be required under the Act, the Investment Company Act, the 1934 Act or state securities laws and except where the absence of such filing with, authorization, approval, consent, license, order, registration, qualification or decree would not, singly or in the aggregate, have a material adverse effect. The representations and warranties made by the Advisers in this paragraph in regards to the Corporate Advisory Agreement are made only as of the Closing Date.

                      (vi) Since the respective dates as of which information
               is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has not occurred any event which should reasonably be expected to have a material adverse effect on the ability of either Adviser to perform its respective obligations under this Agreement and the respective Management Agreement and Sub-Advisory Agreements to which it is a party.

                      (vii) There is no action, suit, proceeding, inquiry or
               investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Advisers, threatened against or affecting either of the Advisers or any "affiliated person" of either of the Advisers (as such term is defined in the Investment Company
               Act) or any partners, directors, officers or employees of the foregoing, whether or not arising in the ordinary course of business, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of either of the Advisers, materially and adversely affect the properties or assets of either of the Advisers or materially impair or adversely affect the ability of either of the Advisers to function as an investment adviser or perform its obligations under the Management Agreement or the Sub-Advisory Agreements, or which is required to be disclosed in the Registration Statement and the Prospectus.

                      (viii) Each Adviser is not in violation of its
               certificate of incorporation, by-laws or other organizational documents or in default under any agreement, indenture or instrument except for such violations or defaults that would not result in a material adverse effect on the respective Adviser or the Trust.

               (c) Any certificate signed by any officer of the Trust or the Advisers delivered to the Managing Dealer or to counsel for the Managing Dealer shall be deemed a representation and warranty by the Trust or the Advisers, as the case may be, to each Dealer as to the matters covered thereby.

         4. Certain Covenants of the Trust and the Advisers

               (a) The Trust, the Advisers and the Distributor, jointly and severally, covenant with each Dealer as follows:

                      (i) The Trust, subject to Section 4(a)(ii), will comply
               with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Managing Dealer promptly and, if requested by you, will confirm the notice in writing or by sending any relevant copies of the following documents to the Managing Dealer, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and
               (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Trust will promptly effect the filings necessary pursuant to Rule 497 of the Act and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Trust will make every reasonable effort to prevent the issuance of any stop order, or order of suspension or revocation of registration pursuant to Section 8(e) of the Investment Company Act, and, if any such stop order or order of suspension or revocation of registration is issued, to obtain the lifting thereof at the earliest possible moment.

                      (ii) The Trust will give the Managing Dealer notice of
               its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Managing Dealer with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Managing Dealer or counsel for the Managing Dealer shall reasonably object within a reasonable period of time after such documents are furnished by the Trust.

                      (iii) The Trust has furnished or will deliver to the
               Managing Dealer and counsel for the Managing Dealer, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Managing Dealer, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Dealers. The copies of the Registration Statement and each amendment thereto furnished to the Dealers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                      (iv) The Trust has delivered to each Dealer, without
               charge, as many copies of each preliminary prospectus as such Dealer reasonably requested, and the Trust hereby consents to the use of such copies for purposes permitted by the Act. The Trust will furnish to each Dealer, without charge, for such period as in the opinion of counsel for the Managing Dealer, a Prospectus required to be delivered under the Act or the 1934 Act in connection with the sale of the Shares, such number of copies of the Prospectus (as amended or supplemented) as such Dealer may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Dealers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                      (v) If at any time when a prospectus is required by the
               Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Managing Dealer or for the Trust, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Act, the Trust will promptly prepare and file with the Commission, subject to Section 4(a)(ii), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Trust will furnish to the Dealers such number of copies of such amendment or supplement as the Dealers may reasonably request.

                      (vi) The Trust will use its best efforts, in cooperation
               with the Dealers, to qualify the Shares for offering and sale, or to make such filings and to pay such fees as may be required in connection with the offering and sale of the Shares, under the applicable securities laws of such states and other jurisdictions of the United States as the Managing Dealer may designate and to maintain such qualifications, or filings, in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Trust shall not be obligated to file any general consent to service of process or to qualify as a foreign business trust or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Shares have been so qualified or such a filing has been made, the Trust will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

                      (vii) The Trust will timely file such reports pursuant
               to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Act.

                      (viii) The Trust will use the net proceeds received by
               it from the sale of the Shares in the manner specified in the Prospectus under "Use of Proceeds".

                      (ix) During period of 180 days from the date of the
               Prospectus, the Trust will not, without the prior written consent of the Managing Dealer, (A) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of Shares or any securities convertible into or exercisable or exchangeable for Shares or file any registration statement under the Act with respect to any of the foregoing or (B) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Shares, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (1) the Shares to be sold hereunder or (2) Shares issued pursuant to any dividend reinvestment plan.

                      (x) The Trust, during the period when the Prospectus is
               required to be delivered under the Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the Investment Company Act and the 1934 Act within the time periods required by the Investment Company Act and the 1934 Act, respectively.

                      (xi) The Trust will comply with the requirements of
               Subchapter M of the Code to qualify as a regulated investment company under the Code.

                      (xii) If the Trust elects to rely upon Rule 462(b), the
               Trust shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) promptly and the Trust shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

                      (xiii) The Trust will pay all costs, expenses, fees and
               taxes (other than any transfer taxes and fees and disbursements of counsel for the Managing Dealer except as set forth under
               Section 5 hereof and (iii), (iv) and (v) below) in connection with (i) the preparation and filing of the Registration Statement, each preliminary prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares, (iii) the producing, word processing and/or printing of this Agreement, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Dealers, (iv) the qualification of the Shares for offering and sale, or the making of such filings as may be necessary in connection with the offering and sale of the Shares, under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Managing Dealer) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Dealers, (v) any filing for review of the public offering of the Shares by the NASD and (vii) the performance of the Trust's other obligations hereunder. BAI has agreed to pay organizational expenses and offering costs (other than sales load) of the Trust that exceed $[ ] per Share.

         5. Reimbursement of Dealers' Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the first two paragraphs of Section 7 hereof or the default by one or more of the Dealers in its or their respective obligations hereunder, the Trust shall, in addition to paying the amounts described in Section 4(a)(xiii) hereof, reimburse the Managing Dealer for all of its out-of-pocket expenses, including the fees and disbursements of its counsel.

         6. Conditions of Dealers' Obligations. The obligations of the several Dealers during the Initial Offering Period under the Dealer Agreements are subject to, in the good faith judgement of the Dealers, the accuracy in all material respects of the representations and warranties of the Trust and the Advisers contained in Section 3 hereof or in certificates of any officer of the Trust or the Advisers delivered pursuant to the provisions hereof, to the performance by the Trust and the Advisers of their respective covenants and other obligations hereunder, and to the following further conditions:

               (a) The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act, no notice or order pursuant to Section 8(e) of the Investment Company Act shall have been issued, and no proceedings with respect to either shall have been initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Managing Dealer. A prospectus containing the Rule 430A information shall have been filed with the Commission in accordance with Rule 497 (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

               (b) No amendment or supplement to the Registration Statement or Prospectus shall be filed prior to the time the Registration Statement becomes effective to which you reasonably object in writing within a reasonable period of time after being notified about such amendment or supplement.

               (c) The Registration Statement shall become effective at or before 5:00 P.M., New York City time, on the date of this Agreement, unless a later time (but not later than 5:00 P.M., New York City time, on the second full business day after the date of this Agreement) shall be agreed to by the Trust and you in writing or by telephone, confirmed in writing.

               (d) At the Closing Date, the Managing Dealer shall have received the favorable opinions, dated as of the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Trust, [ ], counsel for the BAI and [ ], counsel for WMC, in form and substance satisfactory to counsel for the Managing Dealer, together with signed or reproduced copies of such letters for each of the other Dealers substantially to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Managing Dealer may reasonably request.

               (e) At the Closing Date, the Managing Dealer shall have received the favorable opinion, dated as of the Closing Date, of Clifford Chance US LLP, counsel for the Managing Dealer, together with signed or reproduced copies of such letter for each of the other Dealers with respect to the matters set forth in clauses [(A) (i),
         (ii), (vi), (vii) (solely as to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Trust), (viii) through (x), inclusive, (xii), (xiv) (solely as to the information in the Prospectus under "Description of Shares") and the last paragraph of Exhibit A hereto]. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Managing Dealer. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Trust and certificates of public officials.

               (f) At the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Trust, whether or not arising in the ordinary course of business, and the Managing Dealer shall have received a certificate of a duly authorized officer of the Trust and of the Treasurer of the Trust and of the President or a Vice President or Managing Director of each of the Advisers, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Sections 3(a) and
         (b) hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Date, (iii) each of the Trust and the Advisers, respectively, has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied at or prior to the Closing Date, and (iv) no stop order suspending the effectiveness of the Registration Statement, or order of suspension or revocation of registration pursuant to Section 8(e) of the Investment Company Act, has been issued and no proceedings for any such purpose have been instituted or are pending or are contemplated by the Commission.

               (g) At the time of the execution of this Agreement, the Managing Dealer shall have received from [ ] a letter dated such date, in form and substance satisfactory to the Managing Dealer, together with signed or reproduced copies of such letter for each of the other Dealers containing statements and information of the type ordinarily included in accountants' "comfort letters" with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

               (h) At the Closing Date, the Managing Dealer shall have received from [ ] a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

               (i) At the Closing Date, counsel for the Managing Dealer shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Trust and the Advisers in connection with the organization and registration of the Trust under the Investment Company Act and the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Managing Dealer and counsel for the Managing Dealer.

         7. Effective Date of Agreement; Termination. This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or (ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

         The obligations of the several Dealers during the Initial Offering Period under the Dealer Agreements shall be subject to termination in the absolute discretion of you, if, since the time of execution of this Agreement or the respective dates as of which information is given in the Registration Statement and Prospectus, (y) there has been any material adverse change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the operations, business or condition of the Trust and its subsidiaries taken as a whole, which would, in your judgment, make it impracticable to market the Shares, or (z) if, at any time prior to the Time of Purchase or, with respect to the purchase of any Shares, trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or limitations or minimum prices shall have been established on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, or if a banking moratorium shall have been declared either by the United States or New York State authorities, or if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in your judgment, to make it impracticable to market the Shares.

         If you elect to terminate this Agreement as provided in this Section 7, the Trust and each other Dealer shall be notified promptly by letter or telegram. If this Agreement is terminated for any reason or if the conditions to the obligations of the Dealers set forth in Section 6 hereof are not satisfied (or waived by the Dealers) at the Scheduled Closing Time, any funds received by the Trust from the Dealers for the purchase of Shares shall be immediately returned by the Trust to the respective Dealers, and the Trust and/or the Distributor shall instruct NSCC to return to the respective Dealers any funds in its possession or control representing the purchase price of Shares and to cancel any transaction submitted to it by any Dealer for the purchase of Shares during the Initial Offering Period.

         If the sale of the Shares, as contemplated by this Agreement, is not carried out for any reason permitted under this Agreement or if such sale is not carried out because the Trust shall be unable to comply with any of the terms of this Agreement, the Trust shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(a)(xiii), 5 and 8 hereof), and the Dealers shall be under no obligation or liability to the Trust under this Agreement (except to the extent provided in Section 8 hereof) or under the Dealer Agreements or to one another hereunder.

         8. Indemnity and Contribution.

               (a) Each of the Trust and the Advisers, jointly and severally, agrees to indemnify, defend and hold harmless each Dealer, its trustees, partners, directors and officers, and any person who controls any Dealer within the meaning of Section 15 of the Act or
         Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Dealer or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Trust) or in a Prospectus (the term Prospectus for the purpose of this Section 8 being deemed to include any preliminary prospectus, the Prospectus and the Prospectus as amended or supplemented by the Trust), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of any Dealer through you to the Trust or the Adviser, expressly for use with reference to such Dealer in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading, provided, however, that the indemnity agreement contained in this subsection (a) with respect to any preliminary prospectus or amended preliminary prospectus shall not inure to the benefit of any Dealer (or to the benefit of any person controlling such Dealer) from whom the person asserting any such loss, damage, expense, liability or claim purchased the Shares which is the subject thereof if the Prospectus corrected any such alleged untrue statement or omission and if such Dealer failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Shares to such person, unless the failure is the result of noncompliance by the Company with paragraph (h) of Section 4 hereof.

               If any action, suit or proceeding (together, a "Proceeding") is brought against an Dealer or any such person in respect of which indemnity may be sought against the Trust or the Advisers pursuant to the foregoing paragraph, such Dealer or such person shall promptly notify the Trust and the Advisers in writing of the institution of such Proceeding and the Trust or the Advisers shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all reasonable fees and expenses; provided, however, that the omission to so notify the Trust or the Advisers shall not relieve the Trust or the Advisers from any liability which the Trust or the Advisers may have to any Dealer or any such person or otherwise. Such Dealer or such person shall have the right to employ its or their own counsel in any such case, but the reasonable fees and expenses of such counsel shall be at the expense of such Dealer or of such person unless the employment of such counsel shall have been authorized in writing by the Trust or the Advisers, as the case may be, in connection with the defense of such Proceeding or the Trust or the Advisers shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Trust or the Advisers (in which case neither the Trust nor the Advisers shall have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses shall be borne by the Trust or the Advisers and paid as incurred (it being understood, however, that the Trust or the Advisers shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). Neither the Trust nor the Adviser shall be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Trust or the Advisers, the Trust or the Advisers, as the case may be, agree to indemnify and hold harmless any Dealer and any such person from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

               (b) Each Dealer severally agrees to indemnify, defend and hold harmless the Trust and the Advisers, and each of their respective trustees, directors and officers, and any person who controls the Trust or the Advisers within the meaning of Section 15 of the Act or
         Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Trust or the Advisers or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Dealer through you to the Trust or the Advisers expressly for use with reference to such Dealer in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Trust) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

               If any Proceeding is brought against the Trust, the Advisers or any such person in respect of which indemnity may be sought against any Dealer pursuant to the foregoing paragraph, the Trust, the Advisers or such person shall promptly notify such Dealer in writing of the institution of such Proceeding and such Dealer shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all reasonable fees and expenses; provided, however, that the omission to so notify such Dealer shall not relieve such Dealer from any liability which such Dealer may have to the Trust, the Advisers or any such person or otherwise. The Trust, the Advisers or such person shall have the right to employ its own counsel in any such case, but the reasonable fees and expenses of such counsel shall be at the expense of the Trust, the Advisers or such person unless the employment of such counsel shall have been authorized in writing by such Dealer in connection with the defense of such Proceeding or such Dealer shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Dealer (in which case such Dealer shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Dealer may employ counsel and participate in the defense thereof but the reasonable fees and expenses of such counsel shall be at the expense of such Dealer), in any of which events such reasonable fees and expenses shall be borne by such Dealer and paid as incurred (it being understood, however, that such Dealer shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Dealer shall be liable for any settlement of any such Proceeding effected without the written consent of such Dealer but if settled with the written consent of such Dealer, such Dealer agrees to indemnify and hold harmless the Trust, the Advisers and any such person from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

               (c) In addition to the foregoing indemnification, the Trust and the Advisers also, jointly and severally, agree to indemnify and hold harmless each Dealer and each person, if any, who controls any Dealer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 8(a), as limited by the proviso set forth therein, with respect to any sales material.

               (d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under subsections (a) and (b) of this Section 8 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Trust and the Advisers on the one hand and the Dealers on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Trust and the Advisers on the one hand and of the Dealers on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Trust and the Advisers on the one hand and the Dealers on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of discounts and commissions but before deducting expenses) received by the Trust and the total discounts and commissions received by the Dealers, bear to the aggregate public offering price of the Shares. The relative fault of the Trust and the Advisers on the one hand and of the Dealers on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Trust or the Advisors or by the Dealers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

               (e) The Trust, the Advisers and the Dealers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Dealers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 8, no Dealer shall be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by such Dealer and distributed to the public were offered to the public exceeds the amount of any damage which such Dealer has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Dealers' obligations to contribute pursuant to this Section 8 are several in proportion to the Shares sold by such Dealers and not joint.

               (f) The indemnity and contribution agreements contained in this
         Section 8 and the covenants, warranties and representations of the Trust contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Dealer, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Dealer within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Trust or the Advisers, its trustees, directors or officers or any person who controls the Trust or the Advisers within the meaning of Section 15 of the Act or
         Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Trust and the Advisers and each Dealer agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Trust, against any of the Trust's or the Advisers' trustees, officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

         9. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Dealers, shall be sufficient in all respects if delivered or sent to UBS Warburg LLC, 299 Park Avenue, New York, N.Y. 10171-0026, Attention: Syndicate Department, if to the Trust, BAI, BFM or the Distributor, shall be sufficient in all respects if delivered or sent to the Trust at the offices of BlackRock Financial Management, Inc. at 345 Park Avenue, New York, New York 10154,
Attention: Ralph L. Schlosstein and, if to WMC, at [ ].

         10. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

         11. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Trust, Advisers and the Distributor consent to the jurisdiction of such courts and personal service with respect thereto. The Trust and Advisers hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against UBS Warburg LLC or any indemnified party. Each of UBS Warburg LLC and the Trust, Advisers and the Distributor (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Trust, Advisers and the Distributor agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Trust, the Advisers or the Distributor, as the case may be, and may be enforced in any other courts in the jurisdiction of which the Trust, the Advisers or the Distributor, as the case may be, is or may be subject, by suit upon such judgment.

         12. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Dealers and the Trust, the Advisers and the Distributor and to the extent provided in Section 8 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Dealers) shall acquire or have any right under or by virtue of this Agreement.

         13. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

         14. Successors and Assigns. This Agreement shall be binding upon the Dealers and the Trust, the Advisers and the Distributor and their successors and assigns and any successor or assign of any substantial portion of the Trust's, the Advisers' and the Distributor's and any of the Dealers' respective businesses and/or assets.

         If the foregoing correctly sets forth the understanding among the Trust, the Advisers, the Distributor and the Dealers, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Trust, the Advisers, the Distributor and the Dealers, severally.

                                          Very truly yours,

                                          Partners Balanced Trust


                                          By:
                                             ------------------------------
                                             Name:
                                             Title:


                                          BlackRock Advisors, Inc.


                                          By:
                                             ------------------------------
                                             Name:
                                             Title:


                                          BlackRock Financial Management, Inc.


                                          By:
                                             -----------------------------
                                             Name:
                                             Title:


                                          Wellington Management Company, LLP


                                          By:
                                             -----------------------------
                                             Name:
                                             Title:


                                          BlackRock Distributors, Inc.


                                          By:
                                             -----------------------------
                                             Name:
                                             Title:

Accepted and agreed to as of the
date first above written, on
behalf of itself and the
other several Dealers

UBS WARBURG LLC

By:   UBS WARBURG LLC

By:   __________________________
      Name:
      Title:

By:   __________________________
      Name:
      Title:

                                                                    Schedule A


                                LIST OF DEALERS

UBS Warburg LLC
[others to be provided]

                                                                     Exhibit A


                   FORM OF OPINION OF TRUST'S AND ADVISERS'
                      COUNSEL TO BE DELIVERED PURSUANT TO
                                 SECTION 6(e)


(A) With respect to the Trust:

               (i) The Trust has been duly organized and is validly existing as a statutory trust in good standing under the laws of the State of Delaware.

               (ii) The Trust has statutory trust power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Dealer Group Agreement.

               (iii) The Trust is duly qualified as a foreign business trust to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

               (iv) The authorized, issued and outstanding shares of beneficial interest of the Trust is as set forth in the Prospectus under the caption "Description of Shares -- Common Shares"; all issued and outstanding shares of beneficial interest of the Trust have been duly authorized and validly issued and are fully paid and non-assessable, except as provided for in the Trust's declaration of trust, and have been offered and sold by the Trust in compliance with all applicable laws (including, without limitation, federal and state securities laws); the Shares conform in all material respects as to legal matters to all statements relating thereto contained in the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; and none of the outstanding shares of beneficial interest of the Trust was issued in violation of the preemptive or other similar rights of any securityholder of the Trust.

               (v) The Shares to be offered during the Initial Offering Period by the Dealers have been duly authorized for issuance and sale and, when issued and delivered by the Trust against payment of the consideration set forth in the Prospectus, will be validly issued and fully paid and non-assessable, except as provided for in the Trust's declaration of trust, and no holder of the Shares is or will be subject to personal liability by reason of being such a holder.

               (vi) The issuance of the Shares is not subject to preemptive or other similar rights of any securityholder of the Trust.

               (vii) The Dealer Group Agreement has been duly authorized, executed and delivered by the Trust.

               (viii) We have been orally advised by the Commission that the Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the Act; any required filing of the Prospectus pursuant to Rule 497(c) or Rule 497(h) has been made in the manner and within the time period required by Rule 497; and, we have been orally advised by the Commission that no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Act, and, we have been orally advised by the Commission that no order of suspension or revocation of registration pursuant to Section 8(e) of the Investment Company Act has been issued, and to our knowledge no proceedings for any such purpose have been instituted or are pending or threatened by the Commission.

               (ix) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectus and each amendment or supplement to the Registration Statement and Prospectus as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion), and the notification on Form N-8A complied as to form in all material respects with the requirements of the Act, the Investment Company Act and the Rules and Regulations.

               (x) The form of certificate used to evidence the Shares complies in all material respects with all applicable statutory requirements, with any applicable requirements of the declaration of trust and by-laws of the Trust.

               (xi) To our knowledge, there are no legal or governmental proceedings pending to which the Trust is a party or to which any property of the Trust is subject that are required to be disclosed in the Prospectus pursuant to Item 12 of Form N-2 under the Investment Company Act that are not so disclosed.

               (xii) The statements set forth in the Prospectus under "Description of shares" and "Tax matters" and in the Registration Statement under Item 29 (Indemnification) insofar as such statements summarize certain provisions of law referred to therein or summarize certain provisions of the Declaration of Trust or the Trust's By-Laws, fairly summarize such provisions in all material respects.

               (xiii) Each of the Management Agreement, the Sub-Advisory Agreements, the Custodian Agreement, the Transfer Agency Agreement, the Distribution Agreement and the Dealer Group Agreement comply in all material respects with all applicable provisions of the Investment Company Act, Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations.

               (xiv) The Trust is duly registered with the Commission under the Investment Company Act as a closed-end, diversified management investment company; and, to the best of our knowledge, no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or threatened by the Commission.

               (xv) To the best of our knowledge, no person is serving as an officer, trustee or investment adviser of the Trust except in accordance with the Investment Company Act and the Rules and Regulations and the Investment Advisers Act and the Advisers Act Rules and Regulations. Except as disclosed in the Registration Statement and Prospectus (or any amendment or supplement to either of them), to the best of our knowledge, no trustee of the Trust is an "interested person" (as defined in the Investment Company Act) of the Trust or an "affiliated person" (as defined in the Investment Company
         Act) of a Dealer.

               (xvi) All descriptions in the Registration Statement of contracts and other documents to which the Trust is a party, insofar as such descriptions purport to summarize certain provisions of the contracts referred to therein, fairly summarize such provisions in all material respects.

               (xvii) To our knowledge, the Trust is not in violation of its declaration of trust or by-laws and no default by the Trust exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

               (xviii) No governmental approval, which has been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution and delivery of this Dealer Group Agreement [and other transaction documents] by the Trust or the consummation by the Trust of the transactions contemplated hereby or for the offering, issuance or sale of the Shares.

               (xix) The execution, delivery and performance of the Dealer Group Agreement and the consummation of the transactions contemplated in the Dealer Group Agreement and in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Trust with its obligations under the Dealer Group Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 3(a)(xii) of the Dealer Group Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Trust is a party or by which it or any of them may be bound, or to which any of the property or assets of the Trust is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Trust, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Trust or any of its properties, assets or operations.

               (xx) The Dealer Group Agreement, the Management Agreement, the Sub-Advisory Agreements, the Custodian Agreement, the Transfer Agency Agreement and the Distribution Agreement have each been duly authorized by all requisite action on the part of the Trust, executed and delivered by the Trust, as of the dates noted therein. Assuming due authorization, execution and delivery by the other parties thereto with respect to the Custodian Agreement and the Transfer Agency Agreement, each of the Management Agreement, the Sub-Advisory Agreements, the Custodian Agreement, the Transfer Agency Agreement and the Distribution Agreement constitutes a valid and binding agreement of the Trust, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(B) With respect to BAI and BFM:

               (i) BAI and BFM have been duly organized and are validly existing as corporations in good standing under the laws of the State of Delaware.

               (ii) BAI and BFM have full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Dealer Group Agreement.

               (iii) BAI and BFM are duly qualified as foreign corporations to transact business and are in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not result in a Material Adverse Effect.

               (iv) Each Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the Advisers Act Rules and Regulations, the Investment Company Act or the Rules and Regulations from acting under the Management Agreement for the Trust as contemplated by the Prospectus.

               (v) The Dealer Group Agreement, the Management Agreement, the Sub-Advisory Agreement and the Corporate Advisory Agreement have been duly authorized, executed and delivered by the respective Adviser, and the Management Agreement, the Sub-Advisory Agreement and the Corporate Advisory Agreement each constitutes a valid and binding obligation of the respective Adviser, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

               (vi) To our knowledge, there are no legal or governmental proceedings pending to which the Advisers are a party or to which any property of the Advisers is subject that are required to be disclosed in the Prospectus pursuant to Item 12 of Form N-2 under the Investment Company Act that are not so disclosed.

               (vii) To the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

               (viii) To the best of our knowledge, each Adviser is not in violation of its certificate of incorporation, by-laws or other organizational documents and no default by the Advisers exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

               (ix) No governmental approval, which has been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution and delivery of this Dealer Group Agreement [and other transaction documents] by the Advisers or the consummation by the Advisers of the transactions contemplated hereby or for the offering, issuance or sale of the Shares.

               (x) The execution, delivery and performance of the Dealer Group Agreement, the Management Agreement and the Sub-Advisory Agreement and the consummation of the transactions contemplated in the Dealer Group Agreement and in the Registration Statement and compliance by the Advisers with their obligations under the Dealer Group Agreement, the Management Agreement and the Sub-Advisory Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 3(a)(xii) of the Dealer Group Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Advisers pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Advisers is a party or by which it or any of them may be bound, or to which any of the property or assets of the Advisers is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Advisers, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Advisers or any of its properties, assets or operations.

(C) With respect to WMC:

               (i) WMC has been duly organized and is validly existing as a limited liability partnership in good standing under the laws of the Commonwealth of Massachusetts.

               (ii) WMC has full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Dealer Group Agreement.

               (iii) WMC is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the Advisers Act Rules and Regulations, the Investment Company Act or the Rules and Regulations from acting under the [Management Agreement] for the Trust as contemplated by the Prospectus.

               (iv) The Dealer Group Agreement, the [Management Agreement], the Sub-Advisory Agreement and the Corporate Advisory Agreement have been duly authorized, executed and delivered by the respective Adviser, and the Management Agreement, the Sub-Advisory Agreement and the Corporate Advisory Agreement each constitutes a valid and binding obligation of the respective Adviser, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

               (v) (xi) To our knowledge, there are no legal or governmental proceedings pending to which the Adviser is a party or to which any property of the Adviser is subject that are required to be disclosed in the Prospectus pursuant to Item 12 of Form N-2 under the Investment Company Act that are not so disclosed.

               (vi) To the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

               (vii) To the best of our knowledge, each Adviser is not in violation of its certificate of incorporation, by-laws or other organizational documents and no default by each Adviser exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

               (viii) No governmental approval, which has been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution and delivery of this Dealer Group Agreement [and other transaction documents] by the Adviser or the consummation by the Adviser of the transactions contemplated hereby or for the offering, issuance or sale of the Shares.

               (ix) The execution, delivery and performance of the Dealer Group Agreement [, Management Agreement] and Sub-Advisory Agreement and the consummation of the transactions contemplated in the Dealer Group Agreement and in the Registration Statement and compliance by the Advisers with their obligations under the Dealer Group Agreement [, Management Agreement] and Sub-Advisory Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 3(a)(xii) of the Dealer Group Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Adviser is a party or by which it or any of them may be bound, or to which any of the property or assets of the Adviser is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Adviser, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Adviser or any of its properties, assets or operations.

         In addition, we have participated in the preparation of the Registration Statement and the Prospectus and participated in discussions with certain officers, trustees and employees of the Trust, representatives of [ ], the independent accountants who examined the statement of assets and liabilities of the Trust included or incorporated by reference in the Registration Statement and the Prospectus, and you and your representatives and we have reviewed certain Trust records and documents. While we have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the information contained in the Registration Statement and the Prospectus, except to the extent necessary to enable us to give the opinions with respect to the Trust in paragraphs (A)(v), (xiv) and (xix), on the basis of such participation and review, nothing has come to our attention that would lead us to believe that the Registration Statement (except for financial statements, supporting schedules and other financial data included therein or omitted therefrom, as to which we do not express any belief), at the time such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements, supporting schedules and other financial data included therein or omitted therefrom, as to which we do not express any belief), at the time the Prospectus was issued, or at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.